Exhibit 99.1

Arch Therapeutics Obtains Additional Safety Data for Its AC5 Surgical Hemostatic DeviceTM in Successful Preclinical Toxicity Test

Test of AC5™ Indicates Systemic Non-Toxicity

FRAMINGHAM, MA – June 9, 2015 -- Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), developer of the AC5 Surgical Hemostatic Device™ (“AC5™”), obtained data from a preclinical toxicity test for AC5™ that show the device was well-tolerated and classified as “not toxic” in a standardized test of systemic toxicity. The systemic toxicity animal test is a major component of the biocompatibility test panel that a medical device must typically complete successfully prior to use in humans. Testing was conducted under the guidelines provided by the International Organization for Standardization’s (ISO) and the study also complied with Good Laboratory Practice (GLP), a Federal regulation (21 CFR part 58) governing the conduct of nonclinical laboratory studies that support or are intended to support applications for research or marketing permits for products regulated by the Food and Drug Administration (FDA). AC5 is a development-stage hemostasis product being evaluated to control bleeding and fluid loss in order to provide faster and better surgical and interventional care.

In this standard in vivo study, designed to provide general information on the health hazards likely to arise from acute exposure to clinically relevant quantities of AC5, AC5 was well tolerated and classified as not-toxic using standardized success criteria based upon comparison with control materials, monitoring animal body weight and any changes in animal behavior. Results from this biocompatibility safety study indicate that AC5’s peptide structure and mechanism of action, which is based on the formation of a local physical-mechanical barrier at the wound site, does not promote toxicity to the overall biological system following injection of standardized AC5 solutions into animals. The results of this study provide further evidence of the absence of toxicity for AC5, and represent a critical step toward demonstrating biocompatibility of this medical device.

Arch Therapeutics President and CEO Terrence Norchi, MD, stated, “These results present another snapshot of promising data for AC5. We are continuing to study the characteristics, safety and performance of AC5 in preclinical studies as we prepare to start our human clinical trial next quarter.”

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a medical device company developing a novel approach to stop bleeding (hemostasis) and control leaking (sealant) during surgery and trauma care. Arch is developing products based on an innovative self-assembling peptide technology platform to make surgery and interventional care faster and safer for patients. Arch's flagship development stage product candidate, known as the AC5 Surgical Hemostatic Device, is being designed to achieve hemostasis in minimally invasive and open surgical procedures.

Find out more at www.archtherapeutics.com.

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This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board,
Terrence W. Norchi, MD
Arch Therapeutics, Inc.

Contact:

ARTH Investor Relations
Toll Free: +1-855-340-ARTH (2784) (US and Canada)
Email: investors@archtherapeutics.com
Website: www.archtherapeutics.com

Or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com